UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACCENTIA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACCENTIA BIOPHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2007

To the Shareholders of Accentia Biopharmaceuticals, Inc.:

You are cordially invited to attend a special meeting of shareholders of Accentia Biopharmaceuticals, Inc. (the “Company”), which will be held at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, on May 14, 2007 at 11:30 a.m., local time, and any adjournments or postponements thereof for the following purpose:

1.	To approve the potential issuance of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exceeding 19.99% of the number of shares outstanding on February 27, 2007, upon the conversion of convertible debentures and the exercise of warrants issued in a private placement financing for the purpose of complying with a Securities Purchase Agreement, dated February 27, 2007 (the “Securities Purchase Agreement”), among the Company and the investors in the private placement and the rules governing the NASDAQ Global Market (the “NASDAQ”); and

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 2, 2007 will be entitled to vote at the special meeting. Information relating to the matters to be considered and voted on at the special meeting is set forth in the proxy statement accompanying this notice.

Please read the proxy statement and vote your shares as soon as possible. To ensure your representation at the special meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the special meeting. A proxy and a self-addressed stamped envelope are enclosed. If you attend the special meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Francis E. O’Donnell, Jr., M.D.
Francis E. O’Donnell, Jr., M.D.
Chairman of the Board and Chief Executive Officer

April 13, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(813) 864-2554

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of the accompanying proxies on behalf of the Board of Directors of Accentia Biopharmaceuticals, Inc. (the “Company”) for use at the Company’s Special Meeting of Shareholders (the “Meeting”) to be held on May 14, 2007 at 11:30 a.m., local time, at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, and any adjournments or postponements of the Meeting.

On or about April 13, 2007, this Proxy Statement and the accompanying proxy forms are first being mailed to shareholders entitled to vote at the Meeting.

ABOUT THE MEETING

Why am I receiving these materials?

At the Meeting, shareholders will act upon matters described in the notice of meeting contained in this Proxy Statement. We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card, or, if your shares are held by a broker, you may vote your shares by telephone or over the Internet, if authorized by your broker.

Who is entitled to vote?

Only holders of the Company’s common stock outstanding as of the close of business on April 2, 2007 (the “Record Date”) will be entitled to vote at the Meeting. Each shareholder is entitled to one vote for each share of common stock he or she held on the Record Date.

Who can attend the Meeting?

All shareholders, or individuals holding their duly appointed proxies, may attend the Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Meeting.

What constitutes a quorum?

A majority of the [                    ] shares of common stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Meeting. If you vote, your shares will be part of the quorum. Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. However, broker non-votes will not be counted as votes for or against any proposal.

What is the effect of not voting?

It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. With regard to non-routine matters (such as Proposal 1), broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether these matters have been approved. Abstentions will be counted toward the tabulation of votes and will have the same effect as negative notes. Once a share is represented at the Meeting, it will be deemed present for quorum purposes throughout the Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How do I vote?

Shareholders who own shares registered directly with the Company’s transfer agent on the close of business on April 2, 2007 can appoint a proxy by mailing their signed proxy card in the enclosed envelope or by transmitting voting instructions over the Internet or by telephone. Any such shareholder who wishes to vote via the Internet can do so by accessing www.proxyvote.com with his or her proxy card in hand, and any such shareholder who wishes to vote by telephone should call 1-800-690-6903 with his or her proxy card in hand. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been properly recorded.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Meeting. Presence at the Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting. When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications. A written notice to the Company’s Secretary revoking your proxy must be sent to James A. McNulty, Secretary, Accentia Biopharmaceuticals, Inc., 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

What am I voting on?

You are voting on one proposal:

Approval of the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on February 27, 2007 pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in February 2007.

What are the Board’s recommendations?

The Board recommends a vote:

•

For the approval of the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on February 27, 2007 pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in February 2007.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give your broker instructions, the shares will be treated as broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

Provided that a quorum is present at the Meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on February 27, 2007, pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in February 2007.

Are there any other items that are to be discussed during the Meeting?

No. The Company is not aware of any other matters that you will be asked to vote on at the Meeting. If other matters are properly brought before the Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who will count the vote?

ADP Investor Communication Services will count the vote and will serve as the inspector of the election at the Meeting.

Who pays to prepare, mail, and solicit the proxies?

Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company’s investor relations firm, none of whom will receive additional compensation for such solicitations. The cost of soliciting proxies will be borne by the Company. It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling the Company at (813) 864-2554 or by sending a written request addressed to the Company, Attention: Secretary, 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

How can I contact the members of the Board?

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Accentia Biopharmaceuticals, Inc., Attn: Board of Directors (or the individual director(s)), 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606. Such communications will be delivered directly to the directors.

PROPOSAL 1 – APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK EXCEEDING

19.99% OF THE COMMON STOCK OUTSTANDING ON FEBRUARY 27, 2007 UPON

CONVERSION OF DEBENTURES AND EXERCISE OF WARRANTS

Introduction

In a February 2007 private placement financing transaction by the Company (the “Financing”), the Company entered into a Securities Purchase Agreement with certain institutional investors under which the Company issued to such investors 8% Secured Convertible Debentures due February 28, 2011 in the aggregate principal amount of $24,940,000 (the “Debentures”) and Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock (the “Warrants”). The Debentures are convertible into, and the Warrants are exercisable for, 6,235,000 shares and 5,675,844 shares of Common Stock, respectively, subject to certain conversion and exercise restrictions and anti-dilution adjustments. The Financing closed on February 28, 2007.

Use of Proceeds from the Financing

The principal purposes of the Financing were to strengthen the Company’s cash position, support ongoing clinical development programs, and continue the Company’s strategy of acquiring late-stage drug candidates.

Terms of the Financing

The following descriptions summarize the material terms of the Financing; however, shareholders are urged to carefully read the forms of the Debentures and Warrants which are attached to the Form 8-K filed by the Company on February 28, 2007.

Debentures and Warrants

In the Financing, the Company issued Debentures in the aggregate principal amount of $24,940,000. The Debentures are convertible at any time at the option of the holder into shares of the Company’s common stock at $4.00 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. In the event that the volume weighted average trading price of the Company’s common stock during the ten (10) trading days immediately prior to the earlier of (i) May 14, 2007 and (ii) the date on which shareholder approval of the Private Placement (as described below) occurs (the “Reset Date”) is less than the then-effective conversion price, then the conversion price then in effect will be automatically be reduced to such lower price.

Prior to maturity, the Debentures will bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at the Company’s option, in shares of Common Stock. The Company’s ability to pay interest with shares of Common Stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. Shares delivered in payment of interest will be valued at 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the interest payment date. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum.

Beginning March 1, 2008, and on the 1st of each month thereafter, the Company will be required to redeem 1/37th of the face value of the Debentures in cash or, at the Company’s election, with shares of Common Stock. The Company’s ability to pay interest with shares of Company Common Stock is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the stock to be issued. No payment in common stock of the Company may exceed 15% of the total dollar traded volume in the stock for the 20 trading days prior to the amortization payment. Any common stock of the Company delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the

20 trading days prior to the amortization payment. Any unconverted Debentures will become due on February 28, 2011.

In the event that the average of the daily volume weighted average price of the shares of Common Stock for any 20 consecutive trading days exceeds $10.00, the Company will have the right, but not the obligation, to require the holders of the Debentures to convert into Common Stock at the conversion price then in effect up to 50% of any outstanding Debentures (or 100% of any outstanding Debentures, in the event that the average of the daily volume weighted average price of the shares of the Common Stock for any 20 consecutive trading days exceeds $12 per share). Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Debentures are converted and certain minimum trading volumes in the stock to be issued.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of (i) cash of 120% of par plus accrued and unpaid interest on the Debentures to be redeemed and (ii) warrants to subscribe for a number of shares of Common Stock equal to the principal amount of the Debentures to be redeemed, divided by the conversion price then in effect. Such warrants will have an exercise price equal to the average of the daily volume weighted average price for the shares of Common Stock for the 20 trading day period immediately preceding the redemption and a term equal to the weighted average remaining term of the Debentures.

As a part of the Financing, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 2.2 million shares of the Company’s common stock at an exercise price of $4.25 per share (the “Long Term Warrants”) and an aggregate of 3.1 million shares of the Company’s common stock at an exercise price of $4.00 per share (the “Short Term Warrants” and, together with the Long Term Warrants, the “Warrants”). The Warrants are immediately exercisable, and the exercise prices for the Warrants are subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrant will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In the event that the volume weighted average trading price (or, in the case of the Long Term Warrants, 110% of the volume weighted average trading price) of the Company’s common stock during the ten (10) trading days immediately prior to Reset Date is less than the then-effective exercise price of the Warrants, then the exercise price then in effect will be automatically be reduced to such lower price. In connection with the Financing, the Company also issued to the placement agents for the transaction Long Term Warrants to purchase an aggregate of approximately 0.4 million shares of Company common stock. All of the Long Term Warrants will expire on the fifth (5th) anniversary of the issue date of such warrants, and all of the Short Term Warrants will expire on the earlier of (i) the 60th day following the effective date of the registration statement described below (or, if later, the date on which shareholder approval of the Financing is received) and (ii) the two year anniversary of the date of the warrant.

Unless and until shareholder approval of the Financing is obtained by the Company, the aggregate number of shares of Common Stock issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Common Stock outstanding on the date prior to the date of the closing of the Financing.

Registration Rights

In connection with the Financing, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before March 29, 2007, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review). The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

Other Agreements

Shareholders holding more than 50% of the Common Stock have entered into voting agreements agreeing to vote their respective shares in favor of this proposal.

Nasdaq Shareholder Approval Requirements

The Common Stock is traded on the NASDAQ Global Market under the symbol “ABPI.” Consequently, the Company is subject to the Nasdaq Marketplace Rules (the “Marketplace Rules”). Although the issuance of the Debentures and Warrants did not require shareholder approval under Florida law, the Company’s articles of incorporation or bylaws, or the Marketplace Rules, the issuance of shares of Common Stock (upon exercise or conversion of the Debentures and Warrants) exceeding 19.99% of the Company’s Common Stock issued and outstanding on February 27, 2007 does require shareholder approval under Marketplace Rule 4350(i)(1)(D).

Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed issuers to obtain shareholder approval prior to any issuance or potential issuance of securities representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) before such issuance for a price less than the greater of the book or market value of the issuer’s common stock. For purposes of Rule 4350(i)(1)(D), the (i) outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance and (ii) market value of the issuer’s common stock is deemed to be the closing bid price of the issuer’s common stock immediately prior to entering into such binding agreement.

Marketplace Rule 4350(i)(1)(D) is applicable to the Financing because, in the Financing, the Company became bound to issue the Debentures and Warrants on the date of closing. The closing bid price per share of the Common Stock immediately prior to the closing was $4.00, which price is greater than the book value of the Common Stock. Although the conversion price of the Debentures and the exercise price of the Warrants are initially above the market value of the Common Stock on the date of issuance, both the conversion price of the Debentures and the exercise price of the Warrants are subject to anti-dilution adjustment provisions, as described above, that could reduce the effective conversion price or exercise price to less than the market value of the underlying Common Stock on the date of issuance. Moreover, the Company could also be deemed to issue its Common Stock at less than market value in violation of Marketplace Rule 4350(i)(1)(D) if the Company issues Common Stock in the future in lieu of cash dividends or in redemption of principal under the Debentures as permitted by the Debentures. Furthermore, the aggregate number of shares of Common Stock potentially issuable upon conversion of the Debentures and exercise of the Warrants (without regard to any restrictions on such conversion or exercise), 11,910,844, exceeds 20% of the 32,750,090 shares of Common Stock outstanding on February 27, 2007, the date of the closing. In the Financing, the Company could potentially issue shares of Common Stock representing greater than 20% of the Company’s outstanding Common Stock and voting power for a price less than the greater of book or market value of the Common Stock. Accordingly, in order to comply with Marketplace Rule 4350(i)(1)(D), the Company must obtain shareholder approval before issuing shares of Common Stock upon conversion of the Debentures or exercise of the Warrants in excess of 19.99% of the Common Stock issued and outstanding on February 27, 2007.

To comply with Marketplace Rule 4350(i)(1)(D), we agreed in the Securities Purchase Agreement that we would hold a meeting of shareholders on or before May 14, 2007 for the purpose of obtaining shareholder approval authorizing the issuance of shares in excess of 19.99% of the Common Stock issued and outstanding on February 27, 2007. In addition, the Debentures and Warrants provide that if the Company has not obtained shareholder approval authorizing the issuance of shares in excess of 19.99% of the Common Stock issued and outstanding on February 27, 2007, then the Company may not issue an aggregate amount of shares in excess of 19.99% upon conversion or exercise of the Debentures and Warrants.

Effect of Shareholder Approval of Proposal 1

If the shareholders approve Proposal 1, then (i) the Company shall have obtained shareholder approval in satisfaction of Marketplace Rule 4350(i)(1)(D); (ii) the Company’s shareholders shall have authorized the issuance upon conversion of the Debentures and exercise of the Warrants of shares of Common Stock in excess of 19.99% of the shares of Common Stock issued and outstanding as of February 27, 2007; and (iii) the Company will be permitted to issue such shares of Common Stock upon conversion of the Debentures and exercise of the Warrants.

Conversion of the Debentures benefits the Company and its shareholders because, to the extent the outstanding principal amount of the Debentures is converted into shares of Common Stock, the Company is no longer obligated to pay such principal or interest otherwise due thereon, and the Company’s outstanding debt and interest expense will be reduced. Exercise of the Warrants benefits the Company and its shareholders because, upon such exercise, the Company will receive the exercise price per share of Common Stock issued. If the Warrants are exercised in full at the initial exercise price, then the exercise proceeds to the Company would be approximately $22.7 million. Even if the shareholders approve Proposal 1, the decision to convert the Debentures or to exercise the Warrants will remain with the holders thereof, and such holders may determine not to convert the Debentures or exercise the Warrants for any reason.

The 11,910,844 shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (without regard to additional shares which may become issuable due to anti-dilution adjustments) represent approximately [        ]% of the shares of Common Stock outstanding as of the Record Date and, assuming such shares of Common Stock are issued, represent a significant dilution of the voting interests of existing shareholders. The issuance of shares of Common Stock pursuant to the Debentures and the Warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the Common Stock.

The issuance of shares of Common Stock in connection with the Financing could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of Common Stock upon conversion of the Debentures or exercise of the Warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. Proposal 1 is not part of a plan by the Board to adopt a series of anti-takeover measures. The Board does not have any knowledge of any effort by any person to accumulate the Company’s securities or obtain control of the Company by any means.

Effect of Failure to Obtain Shareholder Approval of Proposal 1

If the shareholders do not approve Proposal 1, then (i) the Debentures may not be converted into, and the Warrants may not be exercised for, shares of Common Stock in excess of 19.99% of the Common Stock issued and outstanding as of February 27, 2007, (ii) the Company will not enjoy the benefit of debt or interest expense reduction associated with the complete conversion of the Debentures, and (iii) the Company will not receive the exercise proceeds associated with the complete exercise of the Warrants. Furthermore, if the shareholders do not approve Proposal 1 at the Meeting, then the Board must continue to seek shareholder approval thereof at the Company’s expense.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote FOR Proposal 1. Proxies solicited by the Board will be voted FOR Proposal 1 unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2007 with respect to, (i) each of the Company’s directors and director nominees, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire beneficial ownership of within 60 days of February 28, 2007 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 32,750,090 shares of the Company’s common stock were issued and outstanding as of February 28, 2007.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent
5% Stockholders
The Hopkins Capital Group, LLC(1) 709 The Hamptons Lane St. Louis, MO 63017	4,385,992	13.4%
Timothy D. Ryll(2) 3652 North Wayne, Apartment B Chicago, IL 60613	4,163,926	12.7
Pharmaceutical Product Development, Inc.(3) 3151 South 17th Street Wilmington, NC 28412	4,270,323	13.0
Ronald E. Osman(4) 6530 Moake School Road Marion, IL 62959	2,135,160	6.5

Named Executive Officers and Directors
Francis E. O’Donnell, Jr., M.D.(5)	4,801,136	14.7
Steven R. Arikian, M.D.(6)	1,045,556	3.2
Samuel S. Duffey, Esq.(7)	304,046	*
Alan M. Pearce(8)	889,498	2.7
David M. Schubert(9)	11,666	*
John P. Dubinsky(10)	158,394	*
Todd D. Thomason(11)	10,000	*
Edmund King(12)	11,666	*

Executive Officers and Directors as Group (8 persons)	7,231,962	22.1%

*	Less than 1.0%

(1)	Voting and investment power over the shares held by The Hopkins Capital Group, LLC (“Hopkins”) is exercised by its manager, Dr. Francis E. O’Donnell, Jr., our Chairman and Chief Executive Officer.

(2)	Includes:

(a)	3,617,660 shares of common stock held by MOAB Investments, LP (“MOAB”) and 428,573 shares of our common stock held by MOAB-II Investments, LP (“MOAB-II” and, together with MOAB, the “MOAB Entities”) and

(b)	117,693 shares of common stock held by Timothy D. Ryll, as the Trustee of the April DI 98 Trust U/T/A dated December 17, 1998 (the “Timothy Ryll Trust”).

Mr. Timothy Ryll is the sole shareholder and sole director of MOAB Management Company, Inc., which is the sole general partner of each of the MOAB Entities. Mr. Timothy Ryll is the trustee of the Timothy Ryll Trust. Mr. Timothy Ryll is the son of Dr. Dennis Ryll, one of our former directors. Dr. Dennis Ryll, a limited partner in each of the MOAB Entities, exercises no voting or investment power over any of our shares held by the MOAB Entities or the Timothy Ryll Trust. Mr. Timothy Ryll exercises voting and investment power over the MOAB Entities and over the Timothy Ryll Trust.

(3)	These shares are held by Pharmaceutical Product Development International Holdings, Inc., or PPD International, a selling shareholder and a wholly owned subsidiary of Pharmaceutical Product Development, Inc. (“PPD”), a publicly held corporation. PPD exercises voting and investment control over PPD International.

(4)	Includes:

(a)	405,681 shares of common stock held by MRB&B, LLC and

(b)	21,351 shares of common stock held by the Ronald E. Osman & Associates, Ltd. 401(k) Profit Sharing Plan.

Mr. Osman is the manager of MRB&B, LLC and the trustee of the Ronald E. Osman & Associates, Ltd. 401(k) Profit Sharing Plan, exercising voting and investment power over both entities.

(5)	Includes:

(a)	4,385,992 shares of common stock held by Hopkins and 412,892 shares of common stock held by The Hopkins Capital Group II, LLC (“Hopkins II”) and

(b)	2,252 shares of common stock issuable pursuant to options held by Dr. O’Donnell that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

Dr. O’Donnell holds voting and investment power over shares held by each of Hopkins and Hopkins II as its manager.

(6)	Includes 95,012 shares of common stock issuable pursuant to options that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

(7)	Consists of 304,046 shares of common stock issuable pursuant to options that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

(8)	Includes:

(a)	95,003 shares of common stock held by The Pearce Family Limited Partnership;

(b)	145,727 shares of common stock issuable pursuant to options held by Mr. Pearce that are currently exercisable or that are exercisable within 60 days of February 28, 2007; and

(c)	380,011 shares of common stock held jointly by Mr. Pearce and his wife.

As a general partner of The Pearce Family Limited Partnership, Mr. Pearce exercises voting and investment power over The Pearce Family Limited Partnership.

(9)	Consists of 11,666 shares of common stock issuable pursuant to options held by Mr. Schubert that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

(10)	Includes 15,000 shares of common stock issuable pursuant to options held by Mr. Dubinsky that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

(11)	Consists of 10,000 shares of common stock issuable pursuant to options held by Mr. Thomason that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

(12)	Consists of 11,666 shares of common stock issuable pursuant to options held by Mr. King that are currently exercisable or that are exercisable within 60 days of February 28, 2007.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the Special Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgement of the persons voting them.

By Order of the Board of Directors,

/s/ Francis E. O’Donnell, Jr., M.D.
Francis E. O’Donnell, Jr., M.D.
Chairman of the Board and Chief Executive Officer

April 13, 2007

ACCENTIA

BIOPHARMACEUTICALS

324 SOUTH HYDE PARK AVENUE SUITE 350 TAMPA, FL 33606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Accentia Biopharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Accentia Biopharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ACCBI1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ACCENTIA BIOPHARMACEUTICALS, INC.

Vote on Proposal

For Against Abstain

1. Proposal to approve the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on February 27, 2007 pursuant to the terms of (a) certain 8% Secured Convertible Debentures due February 28, 2011 and Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock issued by the Company in a private placement financing in February 2007 (the “Financing”) and (b) Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock issued to the Company’s placement agents in connection with the Financing.

For address changes and/or comments, please check this box and write them on the back where indicated.

Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ACCENTIA BIOPHARMACEUTICALS, INC.

Special Meeting of Shareholders, May 14, 2007 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Accentia Biopharmaceuticals, Inc. hereby appoints Francis E. O’Donnell, Jr. and James A. McNulty, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and vote all shares of Accentia Biopharmaceuticals, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Accentia Biopharmaceuticals, Inc., and at any adjournments or postponements thereof, to be held on May 14, 2007, at 11:30 a.m. local time, at 324 South Hyde Park Ave., Suite 350, Tampa, Florida, 33606, as indicated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)